Exhibit 1.1
[ ● ] Shares
FIGMA, INC.
CLASS A COMMON STOCK, PAR VALUE $0.00001 PER SHARE
UNDERWRITING AGREEMENT
[ ● ], 2025

[ ● ], 2025
Morgan Stanley & Co. LLC
Goldman Sachs & Co. LLC
Allen & Company LLC
As Representatives of the several
Underwriters named in Schedule II hereto
c/o    Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
c/o Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282
c/o Allen & Company LLC
711 Fifth Avenue
New York, New York 10022
Ladies and Gentlemen:
Figma, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the “Underwriters”) and certain stockholders of the Company (the “Selling Stockholders”) named in Schedule I hereto severally propose to sell to the several Underwriters, an aggregate of [ ● ] shares (the “Firm Shares”) of the Company’s Class A common stock, par value $0.00001 per share (the “Class A Common Stock”), of which [ ● ] shares are to be issued and sold by the Company and [ ● ] shares are to be sold by the Selling Stockholders, each Selling Stockholder selling the amount set forth opposite such Selling Stockholder’s name in Schedule I hereto.
The Selling Stockholders, severally and not jointly, also propose to sell to the several Underwriters not more than an additional [ ● ] shares of Class A Common Stock (the “Additional Shares”), if and to the extent that Morgan Stanley & Co. LLC (“Morgan Stanley”), Goldman Sachs & Co. LLC (“Goldman Sachs”) and Allen & Company LLC, as representatives of the Underwriters (the “Representatives”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Shares granted to the Underwriters in Section 3 hereof, each Selling Stockholder selling such number of Additional Shares equal to the product obtained by multiplying (i) the total number of Additional Shares for which the Underwriters exercise their option pursuant to Section 3 hereof and (ii) a fraction, the numerator of which is the number of Additional Shares set forth opposite such Selling Stockholder’s name in Schedule I hereto under the heading “Additional Shares” and the denominator of which is the total number of Additional Shares. The Firm Shares and the

Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of Class B common stock, par value $0.00001 per share, of the Company are hereinafter referred to as the “Class B Common Stock.” The shares of Class C common stock, par value $0.00001 per share, of the Company are hereinafter referred to as the “Class C Common Stock.” The shares of blockchain common stock, par value $0.00001 per share, of the Company are hereinafter referred to as the “Blockchain Common Stock.” The shares of Class A Common Stock, Class B Common Stock, Class C Common Stock and Blockchain Common Stock, collectively, are hereinafter referred to as the “Common Stock.” The Company and the Selling Stockholders are hereinafter sometimes collectively referred to as the “Sellers.”
The Company hereby confirms the engagement of Nomura Securities International, Inc. (“Nomura”) as, and Nomura hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter” within the meaning of Rule 5121 (“Rule 5121”) of the Financial Industry Regulatory Authority, Inc. (“FINRA”) with respect to the offering and sale of the Shares (Nomura acting in such capacity, the “QIU”).
The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-288451), including a preliminary prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement” and the prospectus in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Class A Common Stock pursuant to Rule 462(b) under the Securities Act (a “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.
For purposes of this Underwriting Agreement (this “Agreement”), “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “preliminary prospectus” shall mean each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted information pursuant to Rule 430A under the Securities Act that was used after such effectiveness and prior to the execution and delivery of this Agreement, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness together with the documents, pricing information and the free writing prospectuses, if any, set forth in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

Morgan Stanley has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in each of the Time of Sale Prospectus and the Prospectus under the heading “Underwriters” (the “Issuer Directed Program”). The Shares to be sold by Morgan Stanley and its affiliates pursuant to the Issuer Directed Program, at the direction of the Company, are referred to hereinafter as the “Issuer Directed Shares.” Any Issuer Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.
1.    Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:
(a)    The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission.
(b)    (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will, as of the date of such amendment or supplement, comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5 herein), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus, as of its date, does not contain and, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon Underwriter Information (as defined in Section 10(c) herein).

(c)    The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies, or, if used after the effective date of this Agreement, will comply when used, in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.
(d)    The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing or the equivalent concept is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(e)    Each subsidiary of the Company has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation, organization or formation (to the extent the concept of good standing or the equivalent concept is applicable in such jurisdiction), has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing or the equivalent concept is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. All of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company or a wholly owned subsidiary of the Company, and are free and clear of all liens, encumbrances, equities or claims, except for any such liens or encumbrances arising pursuant to indebtedness or financing arrangements described in the Time of Sale Prospectus and the Prospectus.
(f)    This Agreement has been duly authorized, executed and delivered by the Company.
(g)    The authorized capital stock of the Company as of the date hereof conforms, and as of the Closing Date will conform, as to legal matters in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.
(h)    The shares of Common Stock (including the Shares to be sold by the Selling Stockholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.
(i)    The Shares to be sold by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights that have not been validly waived or satisfied.
(j)    The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (i) applicable law, (ii) the certificate of incorporation or bylaws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in the case of clauses (i), (iii) and (iv) above, where such contravention would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or the power or ability of the Company to perform its obligations under this Agreement; and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Company of its obligations under this Agreement, except such as has previously been obtained and such as may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions or the rules and regulations of FINRA in connection with the offer and sale of the Shares.
(k)    There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.
(l)    There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described in all material respects; and there are no statutes, regulations, contracts or other documents to which the Company or any of its subsidiaries is subject or by which the Company or any of its subsidiaries is bound that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.
(m)    Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.
(n)    The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(o)    The Company and each of its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(p)    There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(q)    There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except as have been validly waived or complied with in connection with the issuance and sale of the Shares contemplated hereby.
(r)    None of the Company or any of its subsidiaries or controlled affiliates, or any director or officer thereof, or, to the Company’s knowledge, any employee, agent or representative of the Company or of any of its subsidiaries or controlled affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of the Company or its subsidiaries or controlled affiliates, or to otherwise secure any improper advantage, or to any person in violation of (a) the U.S. Foreign Corrupt Practices Act of 1977, (b) the UK Bribery Act 2010 or (c) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption (collectively, the “Anti-Corruption Laws”).
(s)    The operations of the Company and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable anti-money laundering laws, rules, and regulations, including the financial recordkeeping and reporting requirements contained therein, and including the Bank Secrecy Act of 1970, applicable provisions of the USA PATRIOT Act of 2001, the Money Laundering Control Act of 1986 and the Anti-Money Laundering Act of 2020, (collectively, the “Anti-Money Laundering Laws”).
(t)    (i) None of the Company, any of its subsidiaries, or any director or officer thereof, or, to the Company’s knowledge, any employee, agent, affiliate, or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is 50% or more owned or controlled by one or more Persons that are:
(A)    the subject or target of any economic or financial sanctions administered or enforced by the United States Government (including the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union, the United Kingdom or any other relevant sanctions authority (collectively, “Sanctions”), or
(B)    operating from, located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, the

Crimea region of Ukraine, Cuba, Iran, North Korea and Syria) (any such territory or country described in (B) a “Sanctioned Country”).
(C)    The government of a Sanctioned Country or the Government of Venezuela (any such Person described in (A)-(C), a “Sanctioned Person”).
(ii)    Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and each of its subsidiaries, (a) have not, since the more recent of April 24, 2019 or 10 years prior to the date of the Agreement, directly or knowingly indirectly engaged in, (b) are not now directly or knowingly indirectly engaged in, and (c) will not directly or knowingly indirectly engage in, any dealings or transactions with or involving any Sanctioned Person, or in any Sanctioned Country.
(iii)    The Company will not, directly or knowingly indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
(A)    to fund or facilitate any activities or business of or with any Sanctioned Person or Sanctioned Country;
(B)    to fund or facilitate any money laundering or terrorist financing activities; or
(C)    in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(u)    Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries have conducted and will conduct their businesses in material compliance with Anti-Corruption Laws, the Anti-Money Laundering Laws and Sanctions, and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Corruption Laws, the Anti-Money Laundering Laws or Sanctions is pending or, to the knowledge of the Company, threatened.  The Company and its subsidiaries and controlled affiliates have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions, and with the representations and warranties contained herein.
(v)    Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, except in each case as described in the Registration Statement, the Time of Sale

Prospectus and the Prospectus, (i) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock (other than from employees or other service providers in connection with purchase rights under the Company’s equity compensation plans or other agreements as described in each of the Registration Statement, the Prospectus and the Time of Sale Prospectus or in exercise of the Company’s right of first refusal upon a proposed transfer), nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock (other than the issuance of shares of Common Stock upon the exercise or settlement of equity awards (including any “net” or “cashless” exercises or settlements) or grants of equity awards or forfeiture of equity awards outstanding under the Company’s equity compensation plans as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus), short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole.
(w)    The Company and its subsidiaries do not own any real property. The Company and each of its subsidiaries have good and marketable title to all personal property owned by them (other than with respect to intellectual property, which is addressed exclusively in Section 1(x)) which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, taken as a whole; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and, to the Company’s knowledge, enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, taken as a whole (subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally, (ii) the application of general principles of equity (including, without limitation concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity) and (iii) applicable law and public policy with respect to rights to indemnity and contribution).
(x)    Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, (i) the Company and its subsidiaries each own or license or otherwise have a valid right to use all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names and registered domain names (collectively, “Intellectual Property Rights”) used in or reasonably necessary to the conduct of their respective businesses as currently conducted, provided that this subclause (i) shall not be deemed a representation or warranty of non-infringement, which is covered solely by subclause (v) below; (ii) the Intellectual Property Rights owned by the Company and its subsidiaries and, to the Company’s knowledge, the Intellectual Property Rights licensed to the Company and its subsidiaries, are valid, subsisting and, to the Company’s knowledge, enforceable, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others against the Company or any of its subsidiaries challenging the validity, scope or enforceability of any such Intellectual Property Rights; (iii) neither the Company nor any of its subsidiaries has received any written notice of any pending or threatened claims alleging any infringement, misappropriation or other violation of any third-party Intellectual Property Rights; (iv) to the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by the Company or its subsidiaries; (v) to the Company’s knowledge, neither the Company nor any of its subsidiaries infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any third-party Intellectual Property Rights in any material respect; (vi) all employees or contractors engaged in the development of Intellectual Property Rights on behalf of the Company or any subsidiary of the Company have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property Rights to the Company or the applicable subsidiary, and to the Company’s knowledge no such agreement has been breached or violated; and (vii) the Company and its subsidiaries use, and have used, commercially reasonable efforts to appropriately maintain and protect all information intended to be maintained as a trade secret.
(y)    Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, (i) the Company and its subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and (ii) neither the Company nor any of its subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (A) the Company or any of its subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its subsidiaries or (B) any software code or other technology owned by the Company or any of its subsidiaries to be (1) disclosed or distributed in source code form to any third party, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.
(z)    Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, (i) the Company and each of its subsidiaries have complied and are presently in compliance with all internal and external privacy policies, contractual obligations, binding industry standards, guidelines, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, where applicable to the Company or any of its subsidiaries, relating to the privacy, security, collection, use, transfer, import, export, storage, protection, disposal, disclosure, or other processing by the Company or any of its subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”); (ii) neither the Company nor its subsidiaries have received any written notification, inquiry, claim or complaint regarding, and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate, non-compliance with any Data Security Obligation or a Breach (as defined below); and (iii) neither the Company nor any of its subsidiaries have received written notice of any audit, investigation, action, suit or proceeding against the Company or its subsidiaries by or before any court or governmental agency, authority or body pending or, to the Company’s knowledge, threatened relating to any Breach or alleging non-compliance with any Data Security Obligation.
(aa)    Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole: (i) the Company and each of its subsidiaries have taken all commercially reasonable technical and organizational steps designed to protect the information technology systems and Data in their possession and used in connection with the operation of the Company’s and its subsidiaries’ respective businesses; and (ii) without limiting the foregoing, the Company and its subsidiaries have used commercially reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, commercially reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent a breach, or unauthorized, unlawful, or accidental destruction, distribution, use, access, disablement, modification of, or any loss, misappropriation, compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”). There has been no material Breach, and the Company and its subsidiaries have not been notified in writing of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach.
(bb)    No material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(cc)    The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the businesses in which they are engaged, taken as a whole; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(dd)    The Company and each of its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted, except where the failure to obtain such certificates, authorizations or permits would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company or its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(ee)    The financial statements included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s quarterly financial statements. The other financial information included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The statistical, industry-related and market-related data included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.
(ff)    Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).
(gg)    The Company and each of its subsidiaries, taken as a whole, maintain a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) as defined in Rule 13(a)-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting (it being understood that these clauses (i) and (ii) shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith as of an earlier date than it would otherwise be required to do so under applicable law).
(hh)    Except as described in the Registration Statement, the Prospectus and the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified equity incentive plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.
(ii)    The Registration Statement, the Prospectus, the Time of Sale Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the Time of Sale Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Issuer Directed Program.
(jj)    No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Issuer Directed Shares in any jurisdiction where the Issuer Directed Shares are being offered.
(kk)    The Company has not offered, or caused Morgan Stanley or any Morgan Stanley Entity as defined in Section 11 to offer, Shares to any person pursuant to the Issuer Directed Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.
(ll)    The Company and each of its subsidiaries have filed all U.S. federal, state, local and foreign tax returns required by law to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid (except for cases in which the failure to pay would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or, except as currently being contested in good faith by appropriate proceedings and for which adequate reserves required by U.S. GAAP have been created in the financial statements of the Company and its subsidiaries), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which, singly or in the aggregate, has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect on the Company and its subsidiaries, taken as a whole.
(mm)    From the time of initial confidential submission of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).
(nn)    The Company (i) has not alone engaged in any Testing-the-Waters Communication with any person other than Testing-the-Waters Communications with the consent of the Representatives with entities that are reasonably believed to be “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act or institutions that are reasonably believed to be “accredited investors” within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act other than those listed on Schedule IV hereto. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act.
(oo)    As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.
(pp)    Neither the Company nor any of its subsidiaries is a “covered foreign person”, as that term is defined in 31 C.F.R. § 850.209. Neither the Company nor any of its subsidiaries currently engage, or have plans to engage, directly or indirectly, in a “covered activity”, as that term is defined in 31 C.F.R. § 850.208 (“Covered Activity”). The Company does not have any joint venture that engages in or plans to engage in any Covered Activity. The Company also does not, directly or indirectly, hold a board seat on, have a voting or equity interest in, or have any contractual power to direct or cause the direction of the management or policies of any person or persons that engages or plans to engage in any Covered Activity.
(qq)    The Company does not have any securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.
(rr)    The holders of shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (such shares of Common Stock or other such securities collectively, the “Securities”) representing (i) substantially all of the Securities that have not delivered executed Lock-up Agreements (as defined in Section 6(h)) to the Representatives as of the date hereof and (ii) any Securities that are issuable pursuant to an award granted prior to the date of the effectiveness of the Registration Statement and issued pursuant to any employee benefit plan in effect on the date hereof and described in the Time of Sale Prospectus are, in each case, bound by market standoff provisions with the Company that impose restrictions on transfer (subject to certain exceptions set forth in such provisions) with respect to such holder’s Securities during the Restricted Period (as defined below) without the consent of the Company (“Market Standoff Provisions”) that are enforceable by the Company. Each such Market Standoff Provision is in full force and effect as of the date hereof and shall remain in full force and effect during the Restricted Period, except that this provision shall not prevent the Company from effecting a waiver or amendment to permit a transfer of securities which, if such securities were subject to the terms of the Lock-up Agreement, would be permissible under such Lock-up Agreement without any consent, waiver or amendment.
2.    Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:
(a)    This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.
(b)    The execution and delivery by or on behalf of such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this

Agreement, the Custody Agreement signed by or on behalf of such Selling Stockholder and Computershare Inc., as Custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder (the “Custody Agreement”) and the Power of Attorney appointing certain individuals as such Selling Stockholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or bylaws of such Selling Stockholder (if such Selling Stockholder is a corporation), (iii) any agreement or other instrument binding upon such Selling Stockholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder except in the case of clauses (i), (iii) or (iv) as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Selling Stockholder to perform its obligations under this Agreement, the Custody Agreement and the Power of Attorney, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by such Selling Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Stockholder, except such as have already been obtained or waived or as may be required under the Securities Act, the Exchange Act or the rules and regulations thereunder, or by the securities or Blue Sky laws of the various states or non-U.S. jurisdictions or the rules and regulations of FINRA in connection with the offer and sale of the Shares.
(c)    On the date hereof, such Selling Stockholder has, and on the Closing Date (as defined in Section 5 herein), and if applicable, the Option Closing Date (as defined in Section 4 herein), such Selling Stockholder will have, valid title to the Shares (other than the Shares, if any, to be issued upon the vesting of Restricted Stock Units (“RSUs”)) to be sold by such Selling Stockholder. On the date hereof, such Selling Stockholder has valid title to the RSUs, if any, in respect of the Shares to be sold by such Selling Stockholder, and on the Closing Date, and if applicable, the Option Closing Date, such Selling Stockholder will have valid title to the Shares issued upon the vesting of such RSUs to be sold by such Selling Stockholder. On the date hereof, such Selling Stockholder has, and on the Closing Date, and if applicable, the Option Closing Date, such Selling Stockholder will have, all authorization and approval required by law, to enter into this Agreement, the Custody Agreement, and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder, except (x) such as shall have been obtained or waived, and (y) such as may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions or the rules and regulations of FINRA in connection with the offer and sale of the Shares.
(d)    Immediately prior to the Closing Date, and if applicable, the Option Closing Date, such Selling Stockholder will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances.

(e)    The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and are valid and binding agreements of such Selling Stockholder, subject to the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
(f)    Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (i) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (iii) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be successfully asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.
(g)    Such Selling Stockholder has delivered to the Representatives an executed Lock-up Agreement.
(h)    Such Selling Stockholder is not prompted by any material information concerning the Company or its subsidiaries which is not set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus to sell its Shares pursuant to this Agreement.
(i)    (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, as of the date of such amendment or supplement, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus, as of its date, does not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, that, in the case of each Selling Stockholder, the representations and warranties set forth in this paragraph are limited solely to statements or omissions made in reliance upon information relating to such Selling Stockholder furnished in writing to the Company or the Representatives by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show (as defined in Rule 433(h) under the Securities Act) ( a “road show”) or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only information furnished in writing by such Selling Stockholder consists of the name of such Selling Stockholder, the number of offered shares and the address and other information with respect to such Selling Stockholder (excluding percentages), which appear in the Registration Statement or any Prospectus in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholders” and, if such Selling Stockholder is an executive officer or director of the Company (including any person who is named in the Registration Statement or any Prospectus or any amendment or supplement thereto as a person who is to become a director of the Company at a future date), the biographical information of such Selling Stockholder as set forth under the caption “Management” in the Registration Statement, the Prospectus or the Time of Sale Prospectus (with respect to each such Selling Stockholder, the “Selling Stockholder Information”).
(j)    (i) None of such Selling Stockholder or, if such Selling Stockholder is an entity, any of its subsidiaries, or any director, officer, or, to such Selling Stockholder’s knowledge, any employee, agent, affiliate, or representative of such Selling Stockholder or any of its subsidiaries, is a Sanctioned Person.
(ii)     Such Selling Stockholder and, if such Selling Stockholder is an entity, each of its subsidiaries have not since the more recent of April 24, 2019 or 10 years prior to the date of this Agreement, directly or knowingly indirectly engaged in, are not now directly or knowingly indirectly engaged in, and will not directly or knowingly indirectly engage in, any dealings or transactions with any Sanctioned Person or in any Sanctioned Country.

(k)    Such Selling Stockholder will not, directly or knowingly indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
(i)    to fund or facilitate any activities or business of or with any Sanctioned Person or in any Sanctioned Country;
(ii)    to fund or facilitate any money laundering or terrorist financing activities; or
(iii)    in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(l)    None of such Selling Stockholder or, if such Selling Stockholder is an entity, any of its subsidiaries or controlled affiliates, or any director or officer thereof, or to the knowledge of such Selling Stockholder, any employee, agent or representative of such Selling Stockholder or of any of its subsidiaries or controlled affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of such Selling Stockholder or, if such Selling Stockholder is an entity, for the benefit of any of its subsidiaries or controlled affiliates, or to otherwise secure any improper advantage, or to any person in violation of Anti-Corruption Laws.
(m)    If such Selling Stockholder is an entity, the operations of such Selling Stockholder and each of its subsidiaries are, have been conducted at all times in material compliance with all applicable Anti-Money Laundering Laws.
(n)    If such Selling Stockholder is an entity, such Selling Stockholder and each of its subsidiaries have conducted their businesses in material compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, and Sanctions, and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Stockholder or any of its subsidiaries with respect to the Anti-Corruption Laws, the Anti-Money Laundering Laws, or Sanctions is pending or, to the knowledge of the Selling Stockholder, threatened. If such Selling Stockholder is an entity, such Selling Stockholder and its subsidiaries and controlled affiliates have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions, and with the representations and warranties contained herein.
(o)    Such Selling Stockholder represents and warrants that it is not (i) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan or account subject to Section 4975 of the

Internal Revenue Code of 1986, as amended (the “Code”) or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.
(p)    Each Selling Stockholder listed on Schedule I hereto and organized or domiciled in a jurisdiction outside of the United States (each, a “Non-U.S. Selling Stockholder”) specifically agrees that no stamp, documentary, issuance, registration, transfer, withholding, capital gains, income or other taxes or duties are payable by or on behalf of the Underwriters, the Company or any of its subsidiaries in such Non-U.S. Selling Stockholder’s jurisdiction of organization or to any taxing authority thereof or therein in connection with (i) the execution, delivery and consummation of this Agreement, or (ii) the sale and delivery of the Shares to the Underwriters or purchasers procured by the Underwriters.
(q)    Each Non-U.S. Selling Stockholder has the power to submit, and pursuant to Section 16 has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 16 herein).
3.    Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $[ ● ] a share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Stockholders, severally and not jointly, agree to sell to the Underwriters the Additional Shares set forth opposite the Selling Stockholder’s name in Schedule I hereto under the heading “Additional Shares” (each Selling Stockholder selling such number of Additional Shares equal to the product obtained by multiplying (i) the total number of Additional Shares for which the Underwriters exercise their option pursuant to this Section 3 and (ii) a fraction, the numerator of which is the number of Additional Shares set forth opposite such Selling Stockholder’s name in Schedule I hereto under the heading “Additional Shares” and the denominator of which is the total number of Additional Shares), and the Underwriters shall have the right to purchase, severally and not jointly, up to [ ● ] Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Company and the Selling Stockholders not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of

Additional Shares to be purchased by the Underwriters and the date on which such Additional Shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
4.    Terms of Public Offering. The Sellers are advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Representatives’ judgment is advisable. The Sellers are further advised by the Representatives that the Shares are to be offered to the public initially at $[ ● ] a share (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $[ ● ] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[ ● ] a share, to any Underwriter or to certain other dealers.
5.    Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [ ● ], 2025, or at such other time on the same or such other date, not later than [ ● ], 2025, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”
Payment for any Additional Shares to be sold by each Selling Stockholder shall be made to such Selling Stockholder in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [ ● ], 2025, as shall be designated in writing by the Representatives.
The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representatives shall request not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law.

6.    Conditions to the Underwriters’ Obligations. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 4:00 p.m. (New York City time) on the date hereof.
The several obligations of the Underwriters are subject to the following further conditions:
(a)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
(i)    no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the Company’s knowledge, threatened by the Commission; and
(ii)    there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.
(b)    The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed on behalf of the Company by an executive officer of the Company, to the effect set forth in Sections 6(a)(i) and 6(a)(ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.
The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
(c)    The Underwriters shall have received on the Closing Date an opinion and a negative assurance letter of Fenwick & West LLP, outside counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.
(d)    The Underwriters shall have received on the Closing Date opinions of the respective counsel for each of the Selling Stockholders as identified in Schedule I hereto (the “Selling Stockholder Counsels”), dated the Closing Date, each in form and substance reasonably satisfactory to the Representatives.

(e)    The Underwriters shall have received on the Closing Date an opinion and a negative assurance letter of Latham & Watkins LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.
With respect to the negative assurance letters to be delivered pursuant to Sections 6(c) and 6(e) above, Fenwick & West LLP and Latham & Watkins LLP, respectively, may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to Section 6(d) above, each Selling Stockholder Counsel may rely upon an opinion or opinions of counsel for any Selling Stockholders and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Stockholder contained herein and in the Custody Agreement and Power of Attorney of such Selling Stockholder and in other documents and instruments; provided that (A) each such counsel for the Selling Stockholders is satisfactory to the Representatives, (B) a copy of each opinion so relied upon is delivered to the Representatives and is in form and substance satisfactory to counsel for the Underwriters, (C) copies of such Custody Agreements and Powers of Attorney and of any such other documents and instruments shall be delivered to the Representatives and shall be in form and substance satisfactory to counsel for the Underwriters and (D) each Selling Stockholder Counsel shall state in their opinion that they are justified in relying on each such other opinion.
The opinion and negative assurance letter of Fenwick & West LLP and the opinions of the Selling Stockholder Counsels described in Sections 6(c) and 6(d), respectively, above (and any opinions of counsel for any Selling Stockholder referred to in the immediately preceding paragraph) shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Stockholders, as the case may be, and shall so state therein.
(f)    The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives, from Ernst & Young LLP, an independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
(g)    The Underwriters shall have received, on each of the date hereof and the Closing Date, a Chief Financial Officer’s certificate, dated the date hereof and the Closing Date, respectively, and signed on behalf of the Company by the Chief Financial Officer of the Company, in form and substance reasonably satisfactory to the Representatives.

(h)    The lock-up agreements, each substantially in the form of Exhibit A hereto, between the Representatives and certain stockholders, officers and directors of the Company relating to restrictions on sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representatives on or before the date hereof (the “Lock-up Agreements”), shall be in full force and effect on the Closing Date.
(i)    The Firm Shares and Additional Shares, if any, shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.
(j)    The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of the following:
(i)    a certificate, dated the Option Closing Date and signed on behalf of the Company by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 6(b) hereof remains true and correct as of such Option Closing Date;
(ii)    an opinion and a negative assurance letter of Fenwick & West LLP, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(c) hereof;
(iii)    opinions of the Selling Stockholder Counsels, the respective counsel for each of the Selling Stockholders, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinions required by Section 6(d) hereof;
(iv)    an opinion and a negative assurance letter of Latham & Watkins LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(e) hereof;
(v)    a letter dated the Option Closing Date, in form and substance satisfactory to the Representatives, from Ernst & Young LLP, an independent registered public accounting firm, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(f) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date;
(vi)    a Chief Financial Officer’s certificate, dated the Option Closing Date and signed on behalf of the Company by the Chief Financial Officer of the Company, in substantially the same form and substance as the certificate required by Section 6(g) hereof; and

(vii)    such other documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization, issuance and sale of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance and sale of such Additional Shares.
7.    Covenants of the Company. The Company covenants with each Underwriter as follows:
(a)    To furnish to the Representatives, upon written request, without charge, four signed copies of the Registration Statement (including exhibits thereto) (which may be an electronic facsimile) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.
(b)    Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.
(c)    To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.
(d)    Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
(e)    If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale

Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
(f)    If, during such period after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.
(g)    To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation in any jurisdiction where it is not now so subject.
(h)    To make generally available (which may be satisfied by filing with the Commission on its Electronic Data Gathering Analysis and Retrieval System) to the Company’s securityholders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
(i)    To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Issuer Directed Shares are offered in connection with the Issuer Directed Program.
(j)    The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i)

completion of the distribution of the Shares within the meaning of the Securities Act and (ii) completion of the Restricted Period (as defined below).
(k)    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and the Selling Stockholder Counsels, in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA (including all fees and disbursements of counsel incurred on behalf of Nomura in its capacity as QIU); provided that the amount payable by the Company with respect to the fees and disbursements of counsel for the Underwriters incurred pursuant to subsection (iii) and (iv) of this Section 7(k) shall not exceed $60,000 in the aggregate, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Class A Common Stock and all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, and travel and lodging expenses of the officers of the Company and any such consultants, provided that one hundred percent (100%) of the cost of any chartered aircraft or other means of transportation chartered in connection with the road show will be paid by the Underwriters, (ix) the document production charges and expenses associated with printing this Agreement, (x) all fees and disbursements of counsel incurred by the Underwriters in connection with the Issuer Directed Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Issuer Directed Program, provided that the amount payable by the Company with respect to the fees and disbursements of counsel for the Underwriters incurred pursuant to this subsection (x) shall not exceed $30,000 in the aggregate and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 10 entitled “Indemnity and Contribution,” Section 11 entitled “Issuer Directed Program Indemnification” and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make. Notwithstanding the foregoing, the Underwriters and the Company will each be responsible for any costs and expenses that the parties may agree to in writing. The provisions of this Section 7(k) shall not supersede or otherwise affect any agreement that the Selling Stockholders may otherwise have for the allocation of related expenses among themselves.
(l)    If at any time following the distribution of any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.
(m)    The Company will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.
(n)    If any Selling Stockholder is not a U.S. person for U.S. federal income tax purposes, the Company will deliver to each Underwriter (or its agent), (i) on or before the Closing Date, a properly completed and duly executed certificate that the Company is not, and has not been at any time during the five-year period ending on the date of such certificate, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code, dated not more than thirty (30) days prior to the Closing Date, in form and substance as required by U.S. Treasury Regulations Section 1.1445-2(c), and (ii) within thirty (30) days following the Closing Date, proof of delivery to the U.S. Internal Revenue Service (“IRS”) of the required notice, as described in U.S. Treasury Regulations Section 1.897-2(h)(2), in each case, in form and substance reasonably acceptable to such Underwriter.

The Company also covenants with each Underwriter that, without the prior written consent of Morgan Stanley and Goldman Sachs on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period ending on the earlier of (i) the commencement of trading on the second Trading Day immediately following the Company’s release of earnings (which for this purpose shall not include “flash” numbers or preliminary, partial earnings) for the second quarter following the most recent period for which financial statements are included in the Prospectus and (ii) 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities convertible into or exercisable or exchangeable for Common Stock, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. For purposes of this section, a “Trading Day” is a day on which the New York Stock Exchange is open for the buying and selling of securities.
The restrictions contained in the preceding paragraph shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the settlement of restricted stock units (including net settlement) pursuant to the terms of an equity compensation plan in effect as of the Closing Date and described in each of the Time of Sale Prospectus and Prospectus, (C) the issuance by the Company of shares of Common Stock upon the conversion of a security outstanding on the date hereof and described in each of the Time of Sale Prospectus and Prospectus; (D) grants of stock options, stock awards, restricted stock, restricted stock units or other equity awards and the issuance of Common Stock or securities convertible into or exercisable for Common Stock (whether upon the exercise of stock options or otherwise) to employees, officers, directors, advisors, or consultants of the Company pursuant to the terms of an equity compensation plan in effect as of the Closing Date and described in the Time of Sale Prospectus, (E) the filing by the Company of a registration statement on Form S-8 relating to the issuance, vesting, exercise, settlement, or resale of, equity awards granted or to be granted pursuant to an equity compensation plan in effect as of the Closing Date and described in the Time of Sale Prospectus, (F) the sale or issuance of or entry into an agreement to sell or issue Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock in connection with one or more mergers or acquisitions of securities, businesses, property or other assets, products or technologies; joint ventures; commercial relationships or other strategic corporate transactions or alliances; provided that the aggregate amounts of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (on an as-converted, as-exercised or as-exchanged basis) that the Company may sell or issue or agree to sell or issue pursuant to this clause (F) shall not exceed 15% of the total number of shares of Common Stock of the Company issued and outstanding (determined on a fully diluted basis, including all outstanding securities convertible into or exercisable or exchangeable for Common Stock and excluding any shares reserved and available for issuance under the Company’s equity compensation plans, as of immediately following the completion of the transactions contemplated by this Agreement), or (G) facilitating the establishment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period (except as otherwise permitted under the form of Lock-up Agreement) and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period; provided that, with respect to clauses (B), (C) and (F) above, the recipients thereof provide to the Representatives a signed lock-up agreement substantially in the form of the lock-up agreement described in Section 6(h) hereof or be subject to a Market Standoff Provision as set forth in Section 1(rr).
If Morgan Stanley and Goldman Sachs, in their sole discretion, agree to release or waive the restrictions on the transfer of Shares set forth in a Lock-up Agreement (a form of such Waiver of Lock-Up is set forth in substantially the form attached as Exhibit B hereto) for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.
In addition, during the Restricted Period, the Company agrees to (a) enforce the Market Standoff Provisions and any similar transfer restrictions contained in any agreement between the Company and any of its securityholders, including, without limitation, through the issuance of stop transfer instructions to the Company’s transfer agent and registrar with respect to any transaction that would constitute a breach of, or default under, the transfer restrictions, except that this provision shall not prevent the Company from effecting such a waiver or amendment to permit a transfer of securities that would be permissible under the terms of a Lock-up Agreement, and (b) not amend or waive any such transfer restrictions with respect to any such holder without the prior written consent of Morgan Stanley and Goldman Sachs.
8.    Covenants of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, covenants with each Underwriter as follows:
(a)    Each Selling Stockholder will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed IRS Form W-9 or an appropriate IRS Form W-8, as applicable, together with all required attachments to such form, establishing a complete exemption from U.S. backup withholding tax and any withholding imposed under Chapter 3 or Chapter 4 of the Code.
(b)    Each Selling Stockholder will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and each Selling Stockholder undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.
(c)    All sums payable by each Non-U.S. Selling Stockholder under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case each Non-U.S. Selling Stockholder shall pay such additional amount as will result in the receipt by each Underwriter of the full amount that would have been received had no deduction or withholding been made.
(d)    All sums payable to an Underwriter shall be considered exclusive of any value added or similar taxes. Where a Non-U.S. Selling Stockholder is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, each Non-U.S. Selling Stockholder, shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax.
9.    Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.
10.    Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through or on behalf of the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Representatives consists of the Underwriter Information as defined in paragraph (c) below. The Company also agrees to indemnify and hold harmless Nomura and each person, if any, who controls Nomura within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities, and judgments incurred as a result of Nomura’s participation as a QIU within the meaning of Rule 5121 in connection with the offering of the Shares, except for any losses, claims, damages, liabilities, and judgments resulting from Nomura’s, or such controlling person’s, willful misconduct, and agrees to reimburse Nomura for any legal or other expenses reasonably incurred by Nomura in connection with investigating or defending any such loss, claim, damage, liability, or action as such expenses are incurred.
(b)    Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to the Selling Stockholder Information furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto. The liability of each Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price (after deducting underwriting discounts and commissions but before deducting expenses) of the Shares sold by such Selling Stockholder under this Agreement (with respect to each Selling Stockholder, the “Selling Stockholder Proceeds”) less any amounts such Selling Stockholder actually pays pursuant to the contribution provisions of Section 10(e) below.
(c)    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through or on behalf of the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto (“Underwriter Information”); it being understood and agreed that the only such Underwriter Information consists of the following information in the Prospectus furnished on behalf of each Underwriter: the [ ● ] sentence of the [ ● ] paragraph under the caption “Underwriters” in the Prospectus concerning the terms of the offering by the Underwriters, the [ ● ] paragraph under the caption “Underwriters” in the Prospectus concerning sales to discretionary accounts and the [ ● ] sentence of the [ ● ] paragraph under the caption “Underwriters” in the Prospectus concerning stabilization by the Underwriters.
(d)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Sections 10(a), 10(b) or 10(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section. All such reasonably incurred fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Stockholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 10(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Nomura in its capacity as a QIU and all persons, if any, who control Nomura within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act.
(e)    To the extent the indemnification provided for in Sections 10(a), 10(b) or 10(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 10(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (after deducting underwriting commissions and discounts but before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The Selling Stockholders’ obligations to contribute pursuant to this Section 10 are several, and not joint. The liability of each Selling Stockholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the Selling Stockholder Proceeds of such Selling Stockholder less any amounts that such Selling Stockholder actually pays pursuant to Section 10(b) above.
(f)    The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
(g)    The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, by or on behalf of any Selling Stockholder or any person controlling any Selling Stockholder, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

11.    Issuer Directed Program Indemnification. (a) The Company agrees to indemnify and hold harmless Morgan Stanley, each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of Morgan Stanley within the meaning of Rule 405 under the Securities Act (“Morgan Stanley Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Issuer Directed Program or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) that arise out of, or are based upon, the failure of any Participant to pay for and accept delivery of Issuer Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Issuer Directed Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.
(b)    In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 11(a), the Morgan Stanley Entity seeking indemnity, shall promptly notify the Company in writing and the Company, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any others the Company may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (i) the Company shall have agreed in writing to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities. All such reasonably incurred fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Morgan Stanley Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Morgan Stanley Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement (x) includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Morgan Stanley Entity.
(c)    To the extent the indemnification provided for in Section 11(a) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Issuer Directed Shares or (ii) if the allocation provided by clause 11(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(c)(i) above but also the relative fault of the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand in connection with the offering of the Issuer Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Issuer Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Issuer Directed Shares, bear to the aggregate Public Offering Price of the Issuer Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Morgan Stanley Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(d)    The Company and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(c). The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Issuer Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
(e)    The indemnity and contribution provisions contained in this Section 11 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Issuer Directed Shares.
12.    Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the Nasdaq Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.
13.    Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives, the Company, and the Selling Stockholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company, or the Selling Stockholders. In any such case either the Representatives or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement (other than by reason of default by the Underwriters or the occurrence of any of the events described in clauses (i), (iii), (iv) or (v) of Section 12 herein), the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.
14.    Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.
(b)    The Company and each Selling Stockholder acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, any of the Selling Stockholders or any other person, (ii) the Underwriters owe the Company and each Selling Stockholder only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company and each Selling Stockholder, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company and each Selling Stockholder waive to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.
(c)    Each Selling Stockholder further acknowledges and agrees that, although the Underwriters may provide certain Selling Stockholders with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the Underwriters are not making a recommendation to any Selling Stockholder to participate in the offering or sell any Shares at the Purchase Price, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.
15.    Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title

II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
16.    Submission to Jurisdiction. Each Non-U.S. Selling Stockholder irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement or the offering of the Shares (each, a “Related Proceeding”). Each Non-U.S. Selling Stockholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that any Non-U.S. Selling Stockholder has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, such Non-U.S. Selling Stockholder irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.
17.    Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of each Non-U.S. Selling Stockholder with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, each Non-U.S. Selling Stockholder agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay the relevant Non-U.S. Selling Stockholder(s), as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.
18.    Taxes. If any sum payable by a Non-U.S. Selling Stockholder under this Agreement is subject to tax in the hands of an Underwriter or taken into account as a receipt in computing the taxable income of that Underwriter (excluding net income taxes on underwriting commissions payable hereunder), the sum payable to the Underwriter under this Agreement shall be increased to such sum as will ensure that the Underwriter shall be left with the sum it would have had in the absence of such tax and such increase shall be the responsibility of such Non-U.S. Selling Stockholder.

19.    Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
20.    Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
21.    Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
22.    Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, in care of Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department, and in care of Allen & Company LLC, 711 Fifth Avenue, 9th Floor, New York, New York 10022, Attention: Prospectus Department; if to the Company shall be delivered, mailed or sent to 760 Market Street, Floor 10, San Francisco, California 94102, Attention: General Counsel, and if to the Selling Stockholders shall be delivered, mailed or sent to each of the Attorneys-in-Fact named in the Power of Attorney, c/o the Company at the address set forth on the cover of the Registration Statement, Attention General Counsel, with a copy, which shall not constitute notice, to Whalen LLP, 4701 Von Karman Avenue, Suite 325, Newport Beach, California 92660.
[Remainder of page intentionally left blank]

Very truly yours,

FIGMA, INC.

By:
Name:
Title:

The Selling Stockholders named in
Schedule I hereto, acting severally

By:
Name:
Title: Attorney-in-Fact:

Accepted as of the date hereof

MORGAN STANLEY & CO. LLC GOLDMAN SACHS & CO. LLC ALLEN & COMPANY LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto.

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	Goldman Sachs & Co. LLC

By:
Name:
Title:

By:	Allen & Company LLC

By:
Name:
Title:

SCHEDULE I

Selling Stockholder	Number of Firm Shares To Be Sold	Additional Shares

[ ● ](1)	[ ● ]	[ ● ]

[ ● ](2)	[ ● ]	[ ● ]

[ ● ](3)	[ ● ]	[ ● ]

Total:	[ ● ]	[ ● ]

(1) Selling Stockholder is represented by [Firm].

(2) Selling Stockholder is represented by [Firm].

(3) Selling Stockholder is represented by [Firm].
I-1

SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased

Morgan Stanley & Co. LLC	[ ● ]

Goldman Sachs & Co. LLC	[ ● ]

Allen & Company LLC	[ ● ]

J.P. Morgan Securities LLC	[ ● ]

BofA Securities, Inc.	[ ● ]

Wells Fargo Securities, LLC	[ ● ]

RBC Capital Markets, LLC	[ ● ]

William Blair & Company, L.L.C.	[ ● ]

Nomura Securities International, Inc.	[ ● ]

WR Securities, LLC	[ ● ]

Total:	[ ● ]
II-1

SCHEDULE III
Time of Sale Prospectus
1.Preliminary Prospectus issued [ ● ], 2025
2.[identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]
3.[free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]
4.Pricing information:
Firm Shares to be sold by the Company: [ ● ]
Firm Shares to be sold by the Selling Stockholders: [ ● ]
Additional Shares to be sold by the Selling Stockholders: [ ● ]
Public offering price: $[ ● ] per share
III-1

SCHEDULE IV
Testing-the-Waters Communications
1.[Testing-the-Waters presentation, dated [ ● ], 2025]
2.[ ● ]
IV-1

EXHIBIT A
FORM OF LOCK-UP AGREEMENT
                      , 2025
Morgan Stanley & Co. LLC
Goldman Sachs & Co. LLC
Allen & Company LLC
As Representatives of the several
Underwriters named in Schedule I to the Underwriting
Agreement referred to below
c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
c/o Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282
c/o Allen & Company LLC
711 Fifth Avenue
New York, New York 10022
Ladies and Gentlemen:
The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”), Goldman Sachs & Co. LLC (“Goldman Sachs”) and Allen & Company LLC (together, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Figma, Inc., a Delaware corporation (the “Company”), and the selling stockholders listed on Schedule I of the Underwriting Agreement, providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of shares (the “Shares”) of the Class A Common Stock, par value $0.00001 per share, of the Company (the “Class A Common Stock” and, together with the Class B Common Stock, par value $0.00001 per share, of the Company and Class C Common Stock, par value $0.00001 per share, of the Company, the “Common Stock”).
To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley and Goldman Sachs on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date of this letter agreement (this “Letter Agreement”) and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) or such other earlier date as provided herein (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned, convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities convertible into or exercisable or exchangeable for Common Stock, in cash or otherwise. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned. The restrictions in this paragraph shall not apply to:
(a) transactions relating to shares of Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock acquired in the Public Offering or in open market transactions after the completion of the Public Offering, provided that no public announcement or filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Restricted Period in connection with subsequent sales of Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock acquired either in the Public Offering or in such open market or other transactions after the completion of the Public Offering;
(b) transfers of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (i) as a bona fide gift or to a charitable organization or educational institution or (ii) for bona fide estate planning purposes, in each case, in a transfer not involving a disposition for value;
(c) transfers or dispositions of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, if the undersigned is a natural person, to any member of the immediate family, as defined below, of the undersigned or any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor, trustee, or any beneficiary (including such trustor, trustee, or beneficiary’s estate) in a transaction not involving a disposition for value;
(d) distributions, transfers or dispositions of shares of Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock to any corporation, partnership, limited liability company, or other entity that is an affiliate of the undersigned, as defined below, or of which all of the beneficial ownership interests are held by the undersigned or the immediate family of the undersigned in a transaction not involving a disposition for value;
(e) transfers or dispositions of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (i) by will, other testamentary document or intestate succession and (ii) by operation of law including, without limitation, pursuant to orders of a court or regulatory agency, in connection with a negotiated divorce settlement, pursuant to a qualified domestic relations order or by other court order;
(f) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (b) through (e) above;
(g) if the undersigned is a corporation, partnership, limited liability company, trust or other entity, (x) transfers or dispositions of shares of Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock to another corporation, member, managers, partnership, limited liability company, trust or other entity (or in each case its nominee or custodian) that is a direct or indirect affiliate (as defined under Rule 12b-2 of the Exchange Act) of the undersigned, or to an investment fund or other entity that controls or is controlled by, manages or is managed by, or is under common control with, the undersigned or affiliates of the undersigned, or (y) distributions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to current or former partners (general or limited), members, managers, stockholders, beneficiaries or other equity holders of the undersigned (or in each case its nominee or custodian) or to the estate of any such partners, members, managers, stockholders, beneficiaries or other equity holders;
(h) (i) the receipt by the undersigned from the Company of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock upon the exercise of options, settlement of restricted stock units or other equity awards or the exercise of warrants which are outstanding as of the date of the Prospectus and are disclosed in the Prospectus, or (ii) transfers or dispositions to the Company in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (including, in each case, by way of “net” or “cashless” exercise), including any transfer to the Company for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units, options, warrants or other rights, or in connection with the conversion of convertible securities, in all such cases pursuant to equity awards granted under a stock incentive plan or other equity award plan, or pursuant to the terms of convertible securities, each as described in the registration statement filed with the Securities and Exchange Commission with respect to the Public Offering (the “Registration Statement”), the preliminary prospectus relating to the Shares included in the Registration Statement immediately prior to the time the Underwriting Agreement is executed and the Prospectus; provided that (1) any such shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock received by the undersigned shall be subject to the terms of this Letter Agreement, (2) except as set forth in (3), no public announcement or filing under Section 16(a) of the Exchange Act, or any other public filing or disclosure reporting a reduction in beneficial ownership of shares of Common Stock, shall be voluntarily made during the Restricted Period and (3) to the extent a filing under Section 16(a) of the Exchange Act is required during the Restricted Period as a result of such transfers or dispositions pursuant to clause (h)(ii), it shall clearly indicate that the filing relates to the circumstances described in this clause (h)(ii);
(i)    sales in open market transactions during the Restricted Period to generate such amount of net proceeds to the undersigned from such sales (after deducting commissions) in an aggregate amount up to the total amount of taxes or estimated taxes (as applicable) that become due as a result of the vesting and/or settlement of Company equity awards held by the undersigned and issued pursuant to a plan or arrangement described in the Prospectus that vest and/or settle during the Restricted Period, provided that, for the avoidance of doubt, any shares of Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock retained by the undersigned after giving effect to this provision shall be subject to the terms of this Letter Agreement; provided that in the case of any sale pursuant to this clause (i), filings under Section 16(a) of the Exchange Act shall only be permissible during the Restricted Period if such filing shall clearly indicate in the footnotes thereto that the filing relates to securities being sold to generate net proceeds solely to cover taxes or estimated taxes (as applicable) that became due as a result of the vesting and/or settlement of Company equity award;
(j) transfers of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock to the Company pursuant to arrangements under which the Company has the option to repurchase such shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock or a right of first refusal with respect to such securities; provided to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding such transfer, such announcement or filing shall include a statement to the effect such transfer was to the Company in connection with the repurchase of shares of Common Stock;
(k) the conversion of the outstanding preferred stock or warrants to acquire preferred stock of the Company into shares of Common Stock or the exercise of warrants to acquire shares of Common Stock prior to or in connection with the consummation of the Public Offering, or the conversion, exchange, retirement or reclassification of the outstanding shares of preferred stock or other classes of capital stock of the Company into shares of Common Stock, provided that any such shares of Common Stock received upon such conversion, exchange, retirement or reclassification shall be subject to the terms of this Letter Agreement; provided further that for the avoidance of doubt, no transfers are permitted under this clause (k) except for transfers to and from the Company;
(l) (i) transfers of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction, that is approved by the Board of Directors of the Company (the “Board”), made to all holders of the Company’s capital stock involving a Change of Control, as defined below, and (ii) entry into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of shares of Common Stock or such other securities convertible into or exercisable or exchangeable for Common Stock in connection with a transaction described in (i) above; provided, that, in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock beneficially owned by the undersigned shall remain subject to the restrictions contained in this Letter Agreement. For purposes of this clause (l), “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company or an Underwriter pursuant to the Public Offering, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the total voting power of the voting stock of the Company (or the surviving entity);
(m) to the Underwriters pursuant to the Underwriting Agreement;
(n) any transfer of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock pledged in a bona fide transaction to third parties as collateral to secure obligations pursuant to lending or other arrangements in effect as of the date hereof between such third parties (or their affiliates or designees) and the undersigned and/or its affiliates or any existing or future similar arrangement relating to a financing arrangement for the benefit of the undersigned and/or its affiliates, provided that in the case of pledges or similar arrangements under this clause (n), any such pledgee or other party shall, upon foreclosure on the pledged securities, sign and deliver a lock-up agreement substantially in the form of this Letter Agreement, and provided further that no filing under the Exchange Act, or any other public filing or disclosure, of such transfer by or on behalf of the undersigned, shall be voluntarily made during the Restricted Period and to the extent a filing under Section 16(a) of the Exchange Act is required during the Restricted Period as a result of such transfers or dispositions pursuant to this clause (n), it shall clearly indicate that the filing relates to the circumstances described in this clause (n);
(o) facilitating the establishment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period (except as otherwise allowed pursuant to clause (i) above) and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period (except as otherwise allowed pursuant to clause (i) above);
provided, in the case of any transfer, disposition or distribution pursuant to clauses (b) through (g), that (i) each transferee, donee or distributee, as the case may be, shall sign and deliver a lock-up agreement substantially in the form of this Letter Agreement and (ii) no public announcement or filing under Section 16(a) of the Exchange Act or any other public filing or disclosure reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period other than any Schedule 13G, 13D or Form 13F (or any amendments to such schedules or forms) with respect to such transfer, disposition or distribution (other than, in the case of a transfer or other disposition pursuant to clause (b), (e), (f), to the extent such transfer or other disposition is to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clause (b) or (e), and (g), above, if the undersigned is subject to Section 16 reporting with respect to the Company under the Exchange Act and any Form 4 or Form 5 is required to be filed under the Exchange Act, any such filing will indicate by footnote disclosure or otherwise the nature of the transfer, disposition or distribution).
For purposes of this Letter Agreement, (i) “immediate family” shall mean any relationship by blood, current or former marriage or domestic partnership, or adoption, not more remote than first cousin; and (ii) “affiliate” shall have the meaning set forth in Rule 405 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).
Notwithstanding the foregoing,
(1) if (a) the undersigned is an employee or other service provider of the Company (an “Employee Stockholder”) and is not an Excluded Holder, as defined below, as of the date of the Company’s initial public filing of the Registration Statement (the “Public Filing Date”) who continues to provide service to the Company through the Initial Post-Offering Earnings Release Date, as defined below, and (b) the closing price per share of the Class A Common Stock, on the exchange on which the Class A Common Stock is listed, is at least 25% greater than the initial public offering price per share of Class A Common Stock set forth on the cover page of the Prospectus for at least five Trading Days, as defined below, in any 10-day consecutive Trading Day period, with at least one of such five Trading Days occurring after the Initial Post-Offering Earnings Release Date, as defined below, then 25% of the aggregate number of vested shares of Common Stock and other securities convertible into or exercisable or exchangeable for Common Stock owned by the undersigned Employee Stockholder as of the Public Filing Date and vested through the first day of the month in which the Initial Post-Offering Earnings Release Date occurs (“Measurement Date”), including (A) (i) restricted stock units that have satisfied the time and service vesting condition as of the Measurement Date and (ii) vested and exercisable stock options as of the Measurement Date, but excluding any unvested warrants, restricted stock, convertible securities, stock options, restricted stock units or other equity awards issued by the Company as of the Measurement Date, and (B) such shares and other securities convertible into or exercisable or exchangeable for Common Stock that are held by any trust for the direct or indirect benefit of the undersigned holder or of an immediate family member of the undersigned holder will be automatically released from the restrictions contained in this Letter Agreement and may be sold in the public market, subject to compliance with applicable securities laws including, without limitation, Rule 144 under the Securities Act and compliance with the Company’s insider trading policy, beginning at the commencement of the second Trading Day after the date that the Company publicly announces its earnings for the first completed quarterly period (which, for this purpose, shall not include “flash” numbers or preliminary, partial earnings) (the “Initial Post-Offering Earnings Release Date”) following the most recent period for which financial statements are included in the Prospectus; and

(2) in addition, and notwithstanding anything to the contrary herein, the Restricted Period shall terminate for the remainder of the undersigned’s Shares subject to the restrictions hereunder, on the earlier of (i) the commencement of trading on the second Trading Day immediately following the Company’s release of earnings (the “Second Post-Offering Earnings Release Date”) (which for this purpose shall not include “flash” numbers or preliminary, partial earnings) for the second quarter following the most recent period for which financial statements are included in the Prospectus and (ii) 180 days after the date of the Prospectus.
Notwithstanding anything to the contrary herein, if the undersigned is an employee, officer or a director of the Company or is otherwise subject to the Company’s insider trading policy, the undersigned hereby acknowledges that the undersigned shall remain subject to the Company’s insider trading policy, including the Company’s regular quarterly “black-out” periods thereunder.
Any release from the restrictions contained in this Letter Agreement pursuant to paragraph (1) above shall be referred to as the “Employee Release” and any release from the restrictions contained in this Letter Agreement pursuant to paragraphs (1) and (2) above shall be referred to as an “Earnings-Related Lockup Release.” The Company shall announce the anticipated date of such Earnings-Related Lockup Release through a major news service, or on a Form 8-K, at least one Trading Day in advance of the Earnings-Related Lockup Release, provided that the Company shall not be obligated to announce the anticipated date of the Earnings-Related Lockup Release to the extent that it occurs during a “black-out” period under the Company’s insider trading policy.
For purposes of this Letter Agreement:
• a “Trading Day” is a day on which the New York Stock Exchange is open for the buying and selling of securities.
•An “Excluded Holder” shall mean (i) any member of the Board and (ii) any officer within the meaning of Section 16 of the Exchange Act.
In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley and Goldman Sachs on behalf of the Underwriters, it will not, during the earlier of (i) the end of the Restricted Period and (ii) the Second Post-Offering Earnings Release Date, make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock except in compliance with the foregoing restrictions.
If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (i) Morgan Stanley and Goldman Sachs agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, Morgan Stanley and Goldman Sachs will notify the Company of the impending release or waiver, and (ii) the Company will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Morgan Stanley and Goldman Sachs hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration or to an immediate family member as defined in FINRA Rule 5130(i)(5) and (b) the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.
The undersigned understands that the Company and the Underwriters are relying upon this Letter Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Letter Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering, enter into a lock-up agreement, or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.
In the event that any of the Representatives withdraws from or declines to participate in the Public Offering, all references to the Representatives contained in this Letter Agreement shall be deemed to refer to the Representatives that continue to participate in the Public Offering.
Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.
The undersigned understands that, if (i) either the Representatives, on the one hand, or the Company, on the other hand, informs the other in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Public Offering, (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder,

(iii) the Registration Statement is withdrawn prior to the execution of the Underwriting Agreement or (iv) the Underwriting Agreement is not executed on or before September 30, 2025, provided that the Company may by written notice to the undersigned prior to such date to extend such date for a period of up to an additional three months, then, in each case, this Letter Agreement shall automatically, and without any action on the part of any other party, be of no further force and effect, and the undersigned shall be automatically released from all obligations under this Letter Agreement.
This Letter Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.
[Signature Page Follows]

Very truly yours,

IF AN INDIVIDUAL:	IF AN ENTITY:

(duly authorized signature)	(please print complete name of entity)

Name:	By:
(please print full name)	(duly authorized signature)

Name:
(please print full name)

Title:
(please print full title)
Address:	Address:

E-mail:	E-mail:

EXHIBIT B
FORM OF WAIVER OF LOCK-UP
                        , 2025
[Name and Address of
Officer or Director
Requesting Waiver]
Dear Mr./Ms. [Name]:
This letter is being delivered to you in connection with the offering by Figma, Inc. (the “Company”) of       shares of Class A common stock, $0.00001 par value per share (the “Common Stock”), of the Company and the lock-up agreement dated      , 2025 (the “Lock-up Agreement”), executed by you in connection with such offering, and your request for a [waiver] [release] dated        , 2025, with respect to         shares of Common Stock (the “Shares”).
Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Agreement, but only with respect to the Shares, effective         , 20    ; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].
B-1

Except as expressly [waived] [released] hereby, the Lock-up Agreement shall remain in full force and effect.

Very truly yours,

Morgan Stanley & Co. LLC
Goldman Sachs & Co. LLC

Acting severally on behalf of themselves
and the several Underwriters named in
Schedule II hereto

Morgan Stanley & Co. LLC

By:
Name:
Title:

Goldman Sachs & Co. LLC

By:
Name:
Title:

cc: Company
B-2

EXHIBIT C
FORM OF PRESS RELEASE
Figma, Inc.
[Date]
Figma, Inc. (the “Company”) announced today that Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC, on behalf of the several underwriters in the Company’s recent public sale of           shares of its Class A common stock, are [waiving][releasing] a lock-up restriction with respect to           shares of the Company’s Class A common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on          , 20     , and the shares may be sold on or after such date.
This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.
C-1